Exhibit 99.1

For Immediate Release	Contact:
Julia Avery (Investors)
Stern Investor Relations, Inc.
212-362-1200
julia@sternir.com

Irene Smith (Media Inquiries)
Cryo-Cell International, Inc.
813-749-2100
ismith@cryo-cell.com

CRYO-CELL INTERNATIONAL, INC. REPORTS SECOND QUARTER 2011 RESULTS

Company Achieves Historical Corporate Milestone with Tenth Consecutive Quarter of Profitability

Combined with Year-over-Year Revenue Growth and Double-Digit Unit Growth

OLDSMAR, Fla. – July 13, 2011 – Cryo-Cell International, Inc. (OTC:QX Markets Group Symbol: CCEL) (the “Company”), one of the world’s largest and most established family cord blood banks and an industry leader of innovative stem cell solutions, today announced results for the second quarter ended May 31, 2011.

“We are proud to report that Cryo-Cell has achieved ten consecutive quarters of profitability that began in the first quarter of 2009,” stated Mercedes A. Walton, Cryo-Cell’s Chairman and CEO. “This major corporate milestone spanning two and one half years is illuminated by Cryo-Cell’s revenue growth fueled by our double-digit year-over-year increase in the number of new specimens processed and stored. Although we continue to believe that our stock price has yet to parallel the Company’s operating performance to date, Cryo-Cell’s share price has more than doubled year-over-year and we believe that the Company is well positioned for long-term future success”.

Financial Results

Consolidated revenues for the second quarter of fiscal 2011 were approximately $4.6 million compared to approximately $4.3 million for the second quarter of fiscal 2010. The revenues for the second quarter of fiscal 2011 consisted of approximately $4.3 million in processing and storage fee revenue and approximately $304,000 in licensee income compared to approximately $4.0 million in processing and storage fee revenue and approximately $327,000 in licensee income for the same quarter in fiscal 2010. Licensee income for the three months ended May 31, 2011 principally consisted of approximately $290,000 in royalty income earned on the processing and storage of cord blood stem cell specimens in geographic areas where the Company has license agreements. The remaining licensee income related to installment payments of non-refundable up-front license fee from the licensees of the Company’s U-Cord program in Nicaragua and Germany. Licensee income for the three months ended May 31, 2010 principally consisted of approximately $327,000 in royalty income earned on the processing and storage of cord blood stem cell specimens in geographic areas where the Company has license agreements.

The Company reported net income in the second quarter of fiscal 2011 of approximately $177,000, or $0.01 per diluted common share, compared to net income of approximately $388,000, or $0.03 per basic diluted share, in the second quarter of fiscal 2010. The decrease in net income for the three months ended May 31, 2011 principally resulted from a 18% increase in marketing, general and administrative expenses of which certain relate to an increase in legal expenses associated with litigation and the upcoming annual meeting, in addition to investments to assist in facilitating future growth, which are partially offset by a 4% decrease in cost of sales. The decrease was also attributable to a 7% decrease in licensee income which is due to non-recurring installment payments of non-refundable up-front license fees from the licensees of the Company’s U-Cord program in Chile, Colombia, Peru, Nicaragua and Pakistan that were paid during the second quarter of fiscal 2010, but pursuant to the agreements with the licensees, were not required or payable during the 2011 period.

As of May 31, 2011, the Company had approximately $9.3 million in cash, cash equivalents, marketable securities and other investments compared to $8.1 million at the close of second quarter 2010 representing a 15% increase. The Company had no long-term debt at the end of the second quarter 2011. Cryo-Cell’s share price at the close of second quarter 2011 was $3.67 compared to $1.25 at the end of the second quarter 2010 representing a 194% year-over-year increase.

About Cryo-Cell International, Inc.

Based in Oldsmar, Florida, with over 230,000 clients worldwide, Cryo-Cell is one of the largest and most established family cord blood banks. ISO 9001:2008 certified and accredited by the AABB, Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility. In November 2007, the Company launched CélleSM (pronounced “C-L”), the world’s first-ever commercial service allowing women to cryopreserve their own menstrual stem cells. Cryo-Cell is a publicly traded company. OTC:QX Markets Group Symbol: CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com.

About Célle

The CélleSM service was introduced in November 2007 as the first and only service that empowers women to collect and cryopreserve menstrual flow containing undifferentiated adult stem cells for future utilization by the donor or possibly their first-degree relatives in a manner similar to umbilical cord blood stem cells. For more information, visit www.celle.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects”, “anticipates”, “expects”, and similar expressions as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the success of the Company’s global expansion initiatives and product diversification, the Company’s actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company’s future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the Company’s business, the Company’s ability to minimize future costs to the Company related to R&D initiatives and collaborations and the success of such initiatives and collaborations, the success and enforceability of the Company’s Célle technology license agreements and U-Cord license agreements and their ability to provide the Company with royalty fees, the ability of Cryology RTS to generate new revenues for the Company and those risks and uncertainties contained in risk factors described in documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company. The Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

Additional Information and Where To Find It

The Company will be filing documents with the SEC, including the filing by the Company of a proxy statement in connection with the 2011 annual meeting of stockholders. Stockholders are urged to read the Company`s proxy statement for the 2011 annual meeting of stockholders when it becomes available, as well as other relevant documents filed by the Company with the SEC, because they will contain important information. The Company`s definitive proxy statement will be mailed to stockholders of the Company. Stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the Company’s website ( www.cryo-cell.com) under the heading “Investor Relations”, the SEC’s website at (www.sec.gov), or by contacting the Company at (813) 749-2100.

Information Regarding Participants

Information regarding the officers and directors of the Company is included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2011. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed by the Company with SEC in connection with the 2011 annual meeting of stockholders.